SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 28, 1996



                               W. R. GRACE & CO.
            (Exact name of registrant as specified in its charter)



     New York                  1-3720                     13-3461988
 (State or other          (Commission File              (IRS Employer
 jurisdiction of               Number)                 Identification No.)
  incorporation)



             One Town Center Road, Boca Raton, Florida 33486-1010
              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: 407/362-2000

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Item 2.       Acquisition or Disposition of Assets.

              On June 28, 1996, a subsidiary of W. R. Grace & Co.
("Company") completed the sale of the business and assets of its Dearborn water treatment and process chemicals business to Betz Laboratories, Inc. ("Betz"). The purchase price in the transaction ($632 million, subject to certain adjustments, plus the assumption of certain liabilities) was determined by negotiations between the Company and Betz. As initially adjusted, the purchase price of approximately $636 million (which is subject to further adjustment) was paid at the closing as follows: approximately $535 million in cash, a $100 million promissory note (secured by a letter of credit) due in January 1997, and a $1.6 million promissory note due in July 1996.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.


            The following is filed as an exhibit to this Report:
         - Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, between W. R. Grace & Co.-Conn., a subsidiary of the Company, and Betz (previously filed as Exhibit 99.2 to the Report on Form 8-K filed by the Company on March 27, 1996 and incorporated herein by reference).

Pro forma financial information is not required to be filed because the business and assets divested do not constitute a "significant subsidiary" under Regulation S-X.

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                                  SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                             W. R. GRACE & CO.
                                               (Registrant)



                                  By          s/Robert B. Lamm
                                                Robert B. Lamm
                                       Vice President and Secretary


Dated: July 11, 1996


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                               W. R. GRACE & CO.

                          Current Report on Form 8-K


                                 Exhibit Index


Exhibit No.         Description
- -----------         ------------
 2.1                Grace Dearborn Worldwide Purchase and Sale Agreement,
                    dated as of March 11, 1996, between W. R. Grace & Co.-
                    Conn., a subsidiary of the Company, and Betz (filed as Exhibit 99.2 to the Report on Form 8-K filed by the Company on March 27, 1996)

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